UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report August 11, 2006
(Date of earliest event reported August 7, 2006)

PATIENTS & PHYSICIANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30556	11-3210792
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

432 Park Avenue South
13th Floor
New York, NY 10016
(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 340-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 7, 2006, Flagship Patient Advocates, Inc., a Delaware corporation (“Flagship”) and wholly-owned subsidiary of Patients & Physicians, Inc., signed a Letter of Intent (the “LOI”) with Beijing Chengzhi Health Consulting Inc., a Chinese corporation (“CZ”), to establish a new joint venture entity (“FPA-CZ Executive Clinic”), to introduce Flagship’s products into the Chinese healthcare market. Pursuant to the LOI, Flagship will provide healthcare concepts, products, technology, management structure, as well as access to its domestic network, with a capital investment of $1,000,000 in the FPA-CZ Executive Clinic. In exchange for this investment, Flagship will own no less than 51% of the total equity of FPA-CZ Executive Clinic. Under the terms of the LOI, CZ will provide facility renovation and maintenance, as well as marketing development, and shall own up to 49% of the total equity of the FPA-CZ Executive Clinic.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Letter of Intent, between Flagship Patient Advocates, Inc. and Beijing Chengzhi Health Consulting Inc, dated August 7, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2006

PATIENTS & PHYSICIANS, INC.

By:	/s/ Fred F. Nazem
Name: Fred F. Nazem
Title: Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Letter of Intent, between Flagship Patient Advocates, Inc. and Beijing Chengzhi Health Consulting Inc, dated August 7, 2006.